Exhibit 99.1
The Genlyte Group Incorporated
10350 Ormsby Park Place, Suite 601
Louisville, KY 40223

News Release	For Immediate Release

Contact: William G. Ferko, CFO
(502) 420-9502

GENLYTE ANNOUNCES RECORD SECOND QUARTER SALES AND EARNINGS

Louisville, KY, July 26, 2007. The Genlyte Group Incorporated (NASDAQ: GLYT) today announced record second quarter net sales of $408.9 million, an increase of 11.7% compared to $366.1 million in the second quarter of 2006. The Company also reported record second quarter earnings per share of $1.29, a 4.0% increase over the $1.24 reported for the second quarter of 2006. Second quarter net income increased to $37.4 million compared to $35.9 million reported for the second quarter of 2006.

The second quarter 2006 income before income taxes included a one-time $7.2 million ($4.4 million after-tax) foreign currency exchange gain related to the return of capital from Canada. The $7.2 million ($4.4 million after-tax) gain was recognized through a reduction of the currency translation adjustment section of accumulated other comprehensive income, which is part of stockholder’s equity but not earnings. Excluding this 2006 foreign currency exchange gain, net income and earnings per share improved 18.7% and 18.3% respectively.

Year-to-date earnings per share were $2.49 compared to $2.94 for the first half of 2006. Year-to-date net income was $72.3 million compared to $84.5 million last year. The first quarter 2006 net income included a one-time net tax benefit of $24.7 million, or $0.86 per share, related to a change in corporate tax structuring. In addition, the second quarter of 2006 included the $7.2 million ($4.4 million after-tax) or $0.15 per share impact of the foreign currency exchange gain. After excluding the combined $1.01 impact of these two items from the 2006 year-to-date earnings per share of $2.94, the first half 2007 earnings per share increased 29.0%. Sales during the first six months of 2007 increased 15.5% to $803.3 million from $695.3 million in 2006.

Chairman, President and CEO Larry Powers said, “We are pleased to report second quarter increases in both sales and earnings. Our focus on higher margin product lines and the price increases helped us achieve higher sales and gross margins for the second quarter.

“Our commercial lighting business grew moderately from last year, but the growth was offset by weakness in the residential sector. In addition, results for the second quarter of 2006 include a spike in shipments in advance of a price increase during June 2006. Our core commercial business is participating in the commercial construction cyclical recovery that began earlier this year and should continue for the next year or two. However, we are seeing pockets of softness in the light commercial, suburban retail, and stock and flow parts of the business.

“We are pleased with the second quarter gross margin increase to 40.6% compared to 39.4% last year. The operating profit margin increased during the second quarter to 14.7% from 14.0%. These margin increases are primarily attributed to the effective price increases, increases in volume which leverage our fixed costs, and the benefit of mix from selling higher value added products. The operating profit margin improvement was partially offset by the impact of working capital currency translation losses totaling $2.3 million, which were recognized during the current year related to the strengthening of the Canadian dollar.

“We continue to see cumulative year-over-year cost increases in health care, aluminum, zinc and other materials. Key concerns in the near future are transportation and energy costs, and continued growth of the U.S. economy. We believe the commercial construction markets will grow in 2007; however, unexpected economic changes could alter expectations. Our short-term plan is to control expenses and provide outstanding service, while adding innovative new products.”

Vice President and Chief Financial Officer Bill Ferko stated, “During the quarter cash flow from operations less plant and equipment investments provided $16.4 million compared to the same quarter last year when we generated $16.3 million. For the first six months of 2007 cash flow from operations less plant and equipment investments provided $916 thousand compared to the first six months of 2006 when we used $4.2 million. In addition, working capital (current assets less current liabilities) as of June 30, 2007 increased by $47.0 million to $230.1 million compared to July 1, 2006, but was significantly impacted by cash and debt balances. Working capital less cash and short-term debt was $245.5 million (15.0% of annualized sales) as of June 30, 2007, compared to working capital less cash and short-term debt of $238.3 million (16.3% of annualized sales) as of July 1, 2006.

“Our balance sheet remains very strong. We closed the second quarter with cash of $66.0 million and debt of $143.2 million, or a net debt position of $77.2 million, compared to second quarter 2006 net debt of $182.3 million, and $71.2 million at the end of 2006. Our net debt decreased by $105.1 million compared to prior year even though we recently paid approximately $40 million to acquire Strand, Carsonite, and Hanover Lantern over the past twelve months.”

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has presented a table of adjusted operating results, which includes non-GAAP financial information. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items of operating results that were unusual and not indicative of the Company’s core operating results. Management considers working capital (current assets minus current liabilities) an important measure of short-term liquidity and uses it to measure the investment in the business. In addition, management believes cash flow from operating activities less plant and equipment investments is an important measure that gives a more accurate picture of the Company’s cash generation. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. The non-GAAP financial information included in this news release has been reconciled to the nearest GAAP measure.

Live audio of Genlyte’s conference call with securities analysts, scheduled for 11:00 a.m. EDT on July 26, 2007, can be accessed from the investor relations section of Genlyte’s website http://www.genlyte.com or from http://www.visualwebcaster.com/event.asp?id=41299. An audio replay of the call will be available for 90 days.

The Genlyte Group Incorporated (Nasdaq: GLYT) is a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets. Genlyte sells lighting and lighting accessory products under the major brand names of Alkco, Allscape, Ardee, Canlyte, Capri/Omega, Carsonite, Chloride Systems, Crescent, D’ac, Day-Brite, Gardco, Guth, Hadco, Hanover Lantern, High-Lites, Hoffmeister, Lam, Ledalite, Lightolier, Lightolier Controls, Lumec, Morlite, Nessen, Quality, Shakespeare Composite Structures, Specialty, Stonco, Strand, Thomas Lighting, Thomas Lighting Canada, Vari-Lite, Vista, and Wide-Lite.

Certain statements in this news release, including without limitation expectations as to future sales and operating results, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” “estimates,” “projects,” “forecasts,” “outlook,” and similar expressions are intended to identify such forward-looking statements. The statements involve known and unknown risks, uncertainties, and other factors which may cause the company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: the highly competitive nature of the lighting business; the overall strength or weakness of the economy, construction activity, and the commercial, residential, and industrial lighting markets; the ability to maintain or increase prices; customer acceptance of new product offerings; ability to sell to targeted markets; the performance of our specialty and niche businesses; availability and cost of input materials; work interruption by union employees; increases in energy and freight costs; workers’ compensation, casualty and group health insurance costs; increases in interest costs arising from an increase in rates; the operating results of recent acquisitions; future acquisitions; foreign currency exchange rates; changes in tax rates or laws, and changes in accounting standards. We will not undertake and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For additional information about Genlyte please refer to the Company’s web site at: http://www.genlyte.com.

The table below presents a comparison of condensed consolidated statements of income (unaudited and preliminary) for the three months and six months ended June 30, 2007 and July 1, 2006, as well as adjusted net income and the impact of the adjustments on earnings per share for the one-time foreign currency exchange gain and the tax provision benefit.

	For the three months ended
	June 30, 2007	July 1, 2006	% Change

Net Sales	$408,888	$366,094	11.7%

Operating Profit	$60,054	$51,253	17.2%

Net Income	$37,354	$35,877	4.1%

E.P.S. (1)	$1.29	$1.24	4.0%

Average Shares Outstanding (1)	29,066	28,830	0.8%

Foreign Currency Exchange Gain (After Tax) (2)	$-	$4,400	(100.0)%

Adjusted Net Income	$37,354	$31,477	18.7%

Impact of Adjustment on E.P.S.	$-	$0.15	(100.0)%

	For the six months ended
	June 30, 2007	July 1, 2006	% Change

Net Sales	$803,278	$695,268	15.5%

Operating Profit	$118,196	$94,830	24.6%

Net Income	$72,319	$84,504	(14.4)%

E.P.S. (1)	$2.49	$2.94	(15.3)%

Average Shares Outstanding (1)	29,032	28,723	1.1%

Foreign Currency Exchange Gain (After Tax) (2)	$-	$4,400	(100.0)%

Tax Provision Benefit (2)	$-	$24,715	(100.0)%

Adjusted Net Income	$72,319	$55,389	30.6%

Impact of Adjustments on E.P.S.	$-	$1.01	(100.0)%

(1) Fully diluted
(2) The one-time foreign currency exchange gain and the tax provision benefit relating to the change in corporate tax structuring of GTG are provided to present 2006 results on a more comparable basis with 2007.

The foregoing unaudited figures have been approved by the management of The Genlyte Group Incorporated for official release on the date indicated.

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND JULY 1, 2006
(Amounts in thousands, except earnings per share data)
(Unaudited and Preliminary)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net sales	$408,888	$366,094	$803,278	$695,268
Cost of sales	242,864	221,869	479,749	425,053
Gross profit	166,024	144,225	323,529	270,215
Selling and administrative expenses	105,550	91,819	204,280	173,607
Amortization of intangible assets	420	1,153	1,053	1,778
Operating profit	60,054	51,253	118,196	94,830
Interest expense, net	1,687	1,689	3,383	2,808
Foreign currency exchange gain on investment	-	(7,184)	-	(7,184)
Income before income taxes	58,367	56,748	114,813	99,206
Income tax provision	21,013	20,871	42,494	14,702
Net income	$37,354	$35,877	$72,319	$84,504

Earnings per share:
Basic	$1.31	$1.27	$2.54	$3.01
Diluted	$1.29	$1.24	$2.49	$2.94

Weighted average number of shares outstanding:
Basic	28,510	28,152	28,434	28,057
Diluted	29,066	28,830	29,032	28,723

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 AND DECEMBER 31, 2006
(Amounts in thousands)
(Unaudited and Preliminary)

	June 30,	December 31,
	2007	2006
Assets:
Current Assets:
Cash	$65,962	$76,690
Accounts receivable, less allowances for doubtful accounts of
$6,561and $7,019 as of June 30, 2007 and December 31, 2006	241,468	202,116
Inventories	186,091	194,773
Deferred income taxes and other current assets	43,871	39,467
Total current assets	537,392	513,046
Property, plant and equipment, at cost	503,475	478,610
Less: accumulated depreciation and amortization	318,752	299,094
Net property, plant and equipment	184,723	179,516
Goodwill	368,621	345,203
Other intangible assets, net of accumulated amortization	150,361	144,927
Other assets	3,080	3,493
Total Assets	$1,244,177	$1,186,185

Liabilities & Stockholders' Equity:
Current Liabilities:
Short-term debt	$80,570	$86,366
Current maturities of long-term debt	721	257
Accounts payable	132,904	136,146
Accrued expenses	93,071	118,528
Total current liabilities	307,266	341,297
Long-term debt	61,945	61,313
Deferred income taxes	36,400	38,935
Accrued pension and other long-term liabilities	37,366	38,872
Total liabilities	442,977	480,417
Stockholders' Equity:
Common stock	286	284
Additional paid-in capital	91,621	80,220
Retained earnings	683,672	611,998
Accumulated other comprehensive income	25,621	13,266
Total stockholders' equity	801,200	705,768
Total Liabilities & Stockholders' Equity	$1,244,177	$1,186,185

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JULY 1, 2006
(Amounts in thousands)
(Unaudited and Preliminary)

	2007	2006
Cash Flows From Operating Activities:
Net income	$72,319	$84,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,307	15,407
Net loss from disposals of property, plant and equipment	203	39
Benefit for deferred income taxes	(8,562)	(27,106)
Stock-based compensation expense	1,012	268
Foreign currency exchange gain on investment	-	(7,184)
Minority interest	-	(1,054)
Changes in assets and liabilities, net of effect of acquisitions:
(Increase) decrease in:
Accounts receivable	(34,900)	(33,753)
Inventories	3,406	(7,116)
Deferred income taxes and other current assets	2,349	12,061
Intangible and other assets	167	(379)
Increase (decrease) in:
Accounts payable	(7,965)	(470)
Accrued expenses	(29,975)	(21,441)
Deferred income taxes, long-term	6,094	(7,320)
Accrued pension and other long-term liabilities	(1,861)	815
All other, net	-	(282)
Net cash provided by operating activities	18,594	6,989
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(21,867)	(120,330)
Purchases of property, plant and equipment	(17,678)	(11,183)
Proceeds from sales of property, plant and equipment	76	45
Purchases of short-term investments	-	-
Proceeds from sales of short-term investments	-	17,826
Net cash used in investing activities	(39,469)	(113,642)
Cash Flows From Financing Activities:
Proceeds from short-term debt	13,400	15,212
Repayments of short-term debt	(19,196)	-
Proceeds from long-term debt	69,550	62,526
Repayments of long-term debt	(70,204)	(21,528)
Net increase in disbursements outstanding	3,211	3,668
Exercise of stock options	6,222	3,922
Excess tax benefits from exercise of stock options	4,169	3,500
Net cash provided by financing activities	7,152	67,300
Effect of exchange rate changes on cash	2,995	1,553
Net decrease in cash	(10,728)	(37,800)
Cash at beginning of period	76,690	78,042
Cash at end of period	$65,962	$40,242

THE GENLYTE GROUP INCORPORATED
SELECTED SEGMENT DATA
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND JULY 1, 2006
(Amounts in thousands)
(Unaudited and Preliminary)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net sales:
Commercial segment	$308,529	$269,137	$604,241	$511,404
Residential segment	46,788	48,122	90,391	92,942
Industrial & other segment	53,571	48,835	108,646	90,922

Total net sales	$408,888	$366,094	$803,278	$695,268

Operating profit:
Commercial segment	$44,532	$36,491	$88,461	$67,388
Residential segment	7,913	9,005	14,546	16,728
Industrial & other segment	7,609	5,757	15,189	10,714

Total operating profit	$60,054	$51,253	$118,196	$94,830